Exhibit 10.02

MARTIN MARIETTA MATERIALS, INC.

FORM OF PERFORMANCE SHARE UNIT AWARD AGREEMENT

THIS PERFORMANCE SHARE UNIT AWARD AGREEMENT, made as of [_______________] (the “Award Agreement”), between Martin Marietta Materials, Inc., a North Carolina corporation (the “Company”), _______________________ (the “Employee”).

1.	GRANT

Pursuant to the Martin Marietta Materials, Inc. Amended and Restated Stock-Based Award Plan (the “Plan”), the Company hereby grants the Employee __________ Performance Share Units (the “Award”) as the target amount of a performance-based stock unit award on the terms and conditions contained in this Award Agreement, and subject to the terms and conditions of the Plan.  Depending on the Company’s performance as set forth in Section 4, the participant may earn zero percent (0%) to two hundred percent (200%) of the target number of Performance Share Units awarded. The term “Performance Share Unit” or “PSU(s)” as used in this Award Agreement refers only to the Performance Share Units awarded to the Employee under this Award Agreement.

2.	GRANT DATE

The Grant Date is [_______________].

3.	MEASUREMENT PERIOD

Subject to the terms and conditions hereof and of the Plan, the measurement period begins on [_______________] and ends on [_______________] (the “Measurement Period”). Except as otherwise provided in this Award Agreement or the Plan, the PSUs will become vested on December 31, [__________], at the end of the Measurement Period (the “Vesting Date”), as described in Section 4.

4.	PAYMENT OF PERFORMANCE SHARE UNITS

(a)

Vesting of Award. Unless forfeited or converted and paid earlier as provided in Sections 7 and 9 below, the Performance Share Units granted hereunder will vest (“Vest” or “Vesting”) based on the achievement of the performance goals specified in Section 4(b) and, other than as provided in Sections 7 and 9 below, provided that the Employee is employed by the Company or an Affiliate on the Vesting Date.

(b)

Performance Goals. The percentage of the Award that Vests and will be paid with respect to the Measurement Period in connection with the PSUs (the “Vesting Percentage”) is conditioned on the satisfaction of the performance goals set forth in the table below during the Measurement Period, which have been established by the Committee.  The Vesting Percentage will be equal to the sum of the Weighted Achievement Percentages (as determined below) for the Measures identified in the table below.  The “Weighted Achievement Percentage” for a particular Measure is equal to the product of (i) the Company’s achievement of the Measure during the Measurement Period by reference to the Target value set forth in the table below, expressed as a percentage and as determined by the Committee in its sole discretion, and (ii) the Weight applicable to such Measure, as identified in the table below; provided that achievement below Threshold will result in an Achievement Percentage of 0% for such Measure, and achievement above Maximum will result in an Achievement Percentage of 200% for such Measure.  For performance levels falling between the values as shown in the table below, the Achievement Percentage will be determined by interpolation. Payment will be made in Stock.

[Omitted for filing purposes.]

Percentage of Target PSUs That Vest		50%	100%	200%
Measure	Weight	Threshold	Target	Maximum
[Measure 1]	[___]%	[______]	[______]	[______]
[Measure 2]	[___]%	[_______]	[______]	[______]
[Measure 3]	[__]%	[_______]	[______]	[______

(c)

Shares Payable.   On the Vesting Date, a number of PSUs equal to the target number of PSUs awarded in this Award Agreement multiplied by the Vesting Percentage will Vest and be converted into shares of Stock on a one-for-one basis.  The resulting shares of Stock will be delivered to the Employee as soon as practicable following the Vesting Date (but in no event later than 60 days following the Vesting Date).

(d)

Payment Determination. The Committee may exercise its discretion to reduce the Vesting Percentage (but not below 100%) if the Company’s total shareholder return for the Measurement Period is less than zero (0).

(e)	Non-Recurring Events. The Committee shall exclude from the performance results any non-recurring expenses or gains/losses, such as acquisition costs.

5.	DIVIDEND EQUIVALENTS

On the date that the Awards Vest, dividend equivalents will be credited to the Employee in an amount equal to the aggregate amount of dividends paid on a share of Stock during the period commencing with the Grant Date and ending on the Vesting Date multiplied by the number of PSUs that vest in accordance with this Award Agreement.  The dividend equivalent amounts shall be paid as soon as practicable following the Vesting Date (but in no event later than 60 days following the Vesting Date) from the general assets of the Corporation and shall be treated and reported as additional compensation for the year in which payment is made.

6.	TRANSFERABLE ONLY UPON DEATH

This Performance Share Unit grant shall not be assignable or transferable by the Employee except by will or the laws of descent and distribution.

7.	TERMINATION, RETIREMENT, DISABILITY OR DEATH

(a)

Termination.  If the Employee’s employment with the Company is terminated prior to the Vesting Date for any reason other than on account of death, Disability or Retirement (in each case, as defined below), whether by the Employee or by the Company, and in the latter case whether with or without cause, then the Performance Share Units will be forfeited upon such termination.

(b)

Retirement or Disability.  If the Employee’s employment with the Company is terminated prior to the Vesting Date upon Retirement (as defined below) or as the result of a disability under circumstances entitling the Employee to the commencement of benefits under a long-term disability plan maintained by the Company (“Disability”), then the terms of all outstanding PSUs will be unaffected by such Retirement or Disability and the PSUs will be paid in accordance with Section 4 above. “Retirement” is defined as termination of employment with the Corporation after reaching age 62 under circumstances that qualify for normal retirement in accordance with the Martin Marietta Materials, Inc. Pension Plan; provided, that, the Committee may in its sole discretion classify an Employee’s termination of employment as Retirement under other circumstances.

(c)

Death.  If, prior to the Vesting Date, the Employee dies while employed by the Company or after termination by reason of Retirement or Disability, then the terms of all outstanding PSUs will be unaffected by such death and the PSUs will be paid in accordance with Section 4 above to the Employee’s estate or beneficiary.

(c)	Committee Negative Discretion. The Committee may in its sole discretion decide to reduce or eliminate any amount otherwise payable with respect to an award under Sections 7(b) or 7(c).

8.	TAX WITHHOLDING

At the time PSUs are converted into shares of Stock and delivered to the Employee, the Employee will recognize ordinary income based on the value of the Stock payable in accordance with Section 4.  The Company shall withhold applicable taxes as required by law at the time of such Vesting by deducting shares of Stock from the payment to satisfy the obligation prior to the delivery of the certificates for shares of Stock.  Withholding will be at the minimum rates prescribed by law; therefore, the Employee may owe additional taxes as a result of the distribution.  The Employee may not request tax to be withheld at greater than the minimum rate.  If the Employee terminates employment on account of Disability or Retirement and the PSUs are not forfeited, the Company may require the Employee to pay to the Company or withhold from the Employee’s compensation, by canceling PSUs or otherwise, an amount equal to satisfy the obligation to withhold federal employment taxes as required by law.

9.	CHANGE IN CONTROL

In the event of a Change in Control, all outstanding PSUs will be deemed non-forfeitable and the Vesting Percentage will be the greater of (1) the Vesting Percentage as determined by the performance during the Measurement Period up to the day before the effective date of the Change in Control, as determined by the Committee in its sole discretion and (2) the target Vesting Percentage (100%).  The PSUs will be distributed in shares of Stock or the consideration received in exchange for shares of Stock in connection with such Change in Control no later than 15 days following the date of such Change in Control.

10.	AMENDMENT AND TERMINATION OF PLAN OR AWARDS

As provided in Section 7 of the Plan, subject to certain limitations contained within Section 7, the Board of Directors may at any time amend, suspend or discontinue the Plan and the Committee may at any time alter or amend all Award Agreements under the Plan.  Notwithstanding Section 7 of the Plan, no such amendment, suspension or discontinuance of the Plan or alteration or amendment of this Award Agreement shall accelerate any distribution under the Plan or, except with the Employee’s express written consent, adversely affect any PSU granted under this Award Agreement; provided, however, that the Board of Directors or the Committee may amend the Plan or this Award Agreement to the extent it deems appropriate to cause this Award Agreement or the PSUs hereunder to comply with Section 409A of the Code  (including the distribution requirements thereunder) or be exempt from Section 409A of the Code or the tax penalty under Section 409A(a)(1)(B) of the Code.  If the Plan and the Award Agreement are terminated in a manner consistent with the requirements of Treas. Reg. § 1.409A-3(j)(4)(ix), the Board of Directors may, in its sole discretion, accelerate the conversion of PSUs to shares of Stock and immediately distribute such shares of Stock to the Employee.

11.	EXECUTION OF AWARD AGREEMENT

No PSU granted under this Award Agreement is distributable nor is this Award Agreement enforceable until this Award Agreement has been fully executed by the Company and the Employee.  By executing this Award Agreement, the Employee shall be deemed to have accepted and consented to any action taken under the Plan by the Committee, the Board of Directors or their delegates.

12.	MISCELLANEOUS

(a)

Nothing contained in the Award Agreement confers on the Employee the rights of a shareholder with respect to this Performance Share Unit award prior to Vesting and before the Employee becomes the holder of record of the shares of Stock payable.  Except as provided in Section 9 of the Plan, no adjustment will be made for dividends or other rights, and grants of dividend equivalents pursuant to Section 5 will not be considered to be a grant of any other shareholder right.

(b)

For purposes of this Award Agreement, the Employee will be considered to be in the employ of the Company during an approved leave of absence unless otherwise provided in an agreement between the Employee and the Company.

(c)

Nothing contained in this Award Agreement or in any Performance Share Unit granted hereunder shall confer upon any Employee any right of continued employment by the Company, expressed or implied, nor limit in any way the right of the Company to terminate the Employee’s employment at any time.

(d)	Except as provided under Section 6 herein, neither these PSUs nor any of the rights or obligations hereunder shall be assigned or delegated by either party hereto.

(e)	Capitalized terms used but not defined in this Award Agreement shall have the meanings assigned to such terms in the Plan.

(f)	To the extent there is a conflict between the terms of the Plan and this Award Agreement, the terms of the Plan shall govern.

13.	NOTICES

Notices and all other communications provided for in this Award Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by overnight mail courier service, postage prepaid, addressed as follows:

If to the Employee, to the most recent

address on file with the Company.

If to the Company, to:

Martin Marietta Materials, Inc.

2710 Wycliff Road

Raleigh, NC  27607

Fax:  (919) 783-4535

Attn:  Corporate Secretary

or to such other address or such other person as the Employee or the Company shall designate in writing in accordance with this Section 13, except that notices regarding changes in notices shall be effective only upon receipt.

14.	GOVERNING LAW

This Award Agreement shall be governed by the laws of the State of North Carolina.

IN WITNESS WHEREOF, the Company has caused this Award Agreement to be executed and the Employee has hereunto set his hand as of the day and year first above written.

MARTIN MARIETTA MATERIALS, INC.

By:	/s/ Roselyn Bar
Roselyn Bar
Executive Vice President, General Counsel and Corporate Secretary

EMPLOYEE

By:
(Employee’s Signature)

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